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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 17, 2003, except as to the cash distribution to shareholders described in Note 19 which is as of February 7, 2003 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders, which is incorporated by reference in Colonial Properties Trust's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated January 17, 2003 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Birmingham, Alabama
April 3, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS